Exhibit 10.4

February 24, 2006

Re:	Letter Agreement for Stock Option Grant and Acceptance Between

Nabi Biopharmaceuticals and XXXXXXXXXX

Dear XXXXXXXX:

I am pleased to report that for good and valuable consideration, receipt of which is hereby acknowledged, Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), does hereby grant to you (the “Optionee”) an option to purchase XXXXX shares of Common Stock of the Company (the “Option”), pursuant to the terms of the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), and the terms and conditions set forth below. A copy of the Plan is attached hereto and is incorporated herein in its entirety by reference.

The Optionee hereby accepts the Option subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the Option is $3.83 per share, subject to adjustment as provided in the Plan.

2. (a) The Option shall expire at the close of business on the tenth anniversary of the date hereof (the “Expiration Date”). Subject to the following provisions of this Section 2 and to the provisions of the Plan, the Option shall be exercisable, to the extent of the full number of shares covered hereby, before said Expiration Date as follows: (i) if the Optionee is employed by the Company on March 1, 2009; (ii) if the Optionee is employed by the Company upon a Change of Control (as defined below); or (iii) in the event the Optionee’s employment by the Company is terminated after March 1, 2008 by the Company without Cause (as defined below) or by the Optionee for Good Reason (as defined below), less at any time the number of shares as to which the Option has been exercised previously. The Option shall not be exercised at all prior to March 1, 2009 (except to the extent provided in the Plan or this Section 2) or after the Expiration Date.

(b) If the Optionee’s employment is terminated by the Company for “Cause”, the Option shall terminate automatically and without notice to the Optionee on the date the Optionee’s employment is terminated. As used herein, “Cause” shall mean (i) illegal or disreputable conduct which impairs the reputation, good will or business of the Company or involves the misappropriation of funds or other property of the Company, (ii) willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the Optionee and the Company or any subsidiary of the Company, (iii) refusal or failure to carry out any employment duties reasonably assigned to the Optionee other than by reason of death or disability, or (iv) demonstrated negligence or gross inefficiency in the execution of the Optionee’s employment duties for the Company. Any resignation in anticipation of discharge for Cause that is accepted by the Company in lieu of a formal discharge for cause shall be deemed a termination of employment for Cause for purposes hereof.

(c) If the Optionee dies while employed by the Company or within ninety (90) days after the Optionee ceases active employment due to disability, each option held by the Optionee immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the Optionee’s executor or administrator or by the person or persons to whom the option is transferredby will or the applicable laws of descent and distribution, at any time within a one-year period beginning with the date of the Optionee’s death, but in no event beyond the Expiration Date.

2000 Equity Incentive Plan

(d) Notwithstanding the provisions of Section 8(D) of Optionee’s Employment Agreement effective as of XXXXXXXXXX, but subject to the provisions of Section 2(d) of Optionee’s Change of Control Severance Agreement effective as of XXXXXXXXXXX, if the Optionee’s employment with the Company terminates for any reason other than Cause, Good Reason or death, all options held by the Optionee that are not then exercisable, shall terminate. Options that are exercisable as of the date employment terminates shall be exercisable by the Optionee during the ninety (90) days following such termination, but only as to the number of shares, if any as to which the Option was exercisable immediately prior to such termination and in no event after the Expiration Date.

(e) In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

(f) A “Change of Control” shall be deemed to have taken place if (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities or (B) a liquidation or dissolution of the Company; or (iii) as the result of a tender offer, exchange offer, merger, consolidation, sale of assets or contested solicitation of proxies or stockholder consents or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company immediately after the Transaction occurs.

(g) As used herein, “Good Reason” shall mean:

(i) The assignment to the Optionee of any duties inconsistent in any material adverse respect with the Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on March 1, 2008, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice from the Optionee;

(ii) Any reduction of the Optionee’s base salary or the failure by the Company to provide the Optionee with an incentive compensation program, welfare benefits, retirement benefits and other benefits which in the aggregate are no less favorable than the benefits to which the Optionee was entitled prior to March 1, 2008; or

(iii) The Company’s requiring the Optionee to be based at any office or location more than 15 miles from that location at which he or she is employed on March 1, 2008, except for travel reasonably required in the performance of his or her responsibilities.

3. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee.

4. Option may be exercised only in writing and in the manner described in the Nabi Biopharmaceuticals Stock Options Information Brochure and the Salomon Smith Barney Automated Stock Access Program brochure, copies of which are attached hereto.

2000 Equity Incentive Plan

5. This Option shall not be treated as an incentive stock option.

6. Any brokerage fees or commissions, and all taxes are the responsibility of the Optionee.

WITNESS the execution hereof as of this 24th day of February, 2006.

Nabi Biopharmaceuticals

By
Thomas H. McLain, Chairman
Chief Executive Officer & President

By signing this Letter Agreement below, the Optionee hereby acknowledges and agrees that he/she has read, understands and accepts and agrees to all of the terms and conditions set forth herein and set forth in the Nabi 2000 Equity Incentive Plan and, without limitation, expressly agrees to the provisions of paragraph 2(d) set forth above.

Optionee Signature –

Print Name

2000 Equity Incentive Plan